Exhibit 99.1

Entravision Announces Sale of Its Digital Advertising Representation Business to Aleph Group

SANTA MONICA, Calif. – June 14, 2024 – Entravision Communications Corporation (NYSE: EVC) announced today that it has entered into an agreement to sell its digital advertising representation business to Aleph Group.

The transaction has been approved by the Entravision Board of Directors and is expected to close by the end of June.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

About Entravision Communications Corporation

Entravision is a media and advertising technology company. Our broadcast properties include the largest television affiliate group of the Univision and UniMás television networks and one of the largest groups of primarily Spanish-language radio stations in the United States, providing our customers with substantial access and engagement opportunities in the top U.S. Hispanic markets. Smadex, our programmatic ad purchasing platform enables customers, primarily mobile app developers, to purchase advertising electronically and manage data-driven advertising campaigns. Learn more about our offerings at entravision.com.

Contacts

Mark Boelke Roy Nir

Chief Financial Officer and Treasurer VP, Financial Reporting and Investor Relations

Entravision Communications Corporation Entravision Communications Corporation

310-447-3870 310-447-3870

mboelke@entravision.com ir@entravision.com